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                       WORLDWIDE RESTAURANT CONCEPTS, INC.
                1997 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
                       (As Amended Through June 24, 2003)

         1.       PURPOSE OF THE PLAN.

    The purpose of the 1997 Non-Employee Directors' Stock Incentive Plan of Worldwide Restaurant Concepts, Inc. is to provide incentives that will attract and retain highly competent persons as Non-Employee directors of the Company by providing them with opportunities to acquire a proprietary interest in the Company by the grant to such persons of nonqualified Stock Options which may result in their ownership of Common Stock of the Company.

         2.       DEFINITIONS.

                  (a)      "Act" means the Securities Act of 1933, as amended.

                  (b) "Administrator" shall mean the Board or, if and to the extent the Board delegates any of its authority hereunder in accordance with
Section 4(b) hereof, the Committee.

                  (c)      "Board" means the Board of Directors of the Company.

                  (d) "Committee" means a committee appointed by the Board to administer the Plan pursuant to Section 4(b) hereof.

                  (e) "Common Stock" means the common stock, $0.01 par value, of the Company.

                  (f)      "Company" means Worldwide Restaurant Concepts, Inc.

                  (g) "Date of Grant" means the date of any grant of an option under the Plan as set forth in Section 6, 7, 8 or 9 hereof, as the case may be.

                  (h) "Disability" means any medically determinable physical or mental impairment of a Participant, as determined by the Administrator, in its complete and sole discretion, which is expected to last for a period of at least 180 days, as a result of which such Participant is unable to engage in any substantial gainful activity. All determinations as to a Participant's disabled status or the date and extent of any disability shall be made by the Administrator upon the basis of such information as it deems necessary or desirable.

                  (i)      "Eligible Participant" means a Non-Employee Director.

                  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (k) "Fair Market Value" on a given date means (i) the mean between the highest and lowest reported sales prices for the Common Stock on that date (or, if there were no such sales on that date, on the next most recent date on which there were such sales) as reported by the New York Stock Exchange (or, if the Common Stock is not then listed on the New York Stock Exchange, such other national securities exchange on which the Common Stock is then listed), (ii) if the Common Stock is not then listed on a national securities exchange, the mean

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                                  EXHIBIT 4.4

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between the closing bid and asked price quotations for the Common Stock on that date (or if none on that date, on the next most recent date) as reported by The Nasdaq National Market or any successor thereto, or (iii) if the Common Stock is not then listed on a national securities exchange or The Nasdaq National Market, the mean between the closing bid and asked price quotations for the Common Stock on that date (or if none on that date, on the next most recent date) as reported by the National Association of Securities Dealers Automatic Quotation System or any successor thereto.

                  (l) "Non-Employee Director" means a member of the Board who is not an officer or employee of the Company or any of its parent or subsidiary corporations at the time of determination.

                  (m) "Normal Board Retirement" means, in conjunction with termination of a Participant's services as a member of the Board for any reason other than death or Disability, the determination of the Administrator or the Nominating Committee of the Board that such termination constitutes Normal Board Retirement. In the absence of such a determination, termination of a Participant's services as a member of the Board shall be deemed to be for reasons other than Normal Board Retirement.

                  (n) "Option" or "Stock Option" means a stock option that does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  (o) "Option Agreement" means an option agreement signed by the Company and the Participant in such form and including such terms and conditions not inconsistent with the Plan as the Administrator may in its discretion from time to time determine.

                  (p) "Participant" means any Eligible Participant entitled under the Plan to receive Options.

                  (q) "Plan" means the 1996 Non-Employee Directors' Stock Incentive Plan as set forth herein, and as it may be amended from time to time.

         3.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of Section 3(c) and Section 11 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Options granted under the Plan will not exceed 775,000.

                  (b) The shares to be delivered under the Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

                  (c) Shares of Common Stock subject to an unexercised portion of any Stock Option granted under the Plan which expires or terminates or is canceled will again become available for the grant of further Options hereunder.

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                                  EXHIBIT 4.4

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         4.       ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall, to the extent possible, be self-effectuating. The Plan will be administered by the Board. The Board is authorized and empowered to administer the Plan, which administration shall include (but is not limited to) authority to (i) construe and interpret the Plan and any agreements defining the rights and obligations of the Company and Participants under the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Plan; (iii) further define the terms used in the Plan; (iv) determine the rights and obligations of Participants under the Plan; and (v) make all other determinations necessary or advisable for the administration of the Plan. Each Option granted under the Plan shall be evidenced by an Option Agreement.

                  (b) The Board of Directors may, in its discretion, delegate any or all of its authority under the Plan to a committee consisting of two or more directors of the Company each of whom has not been eligible at any time within one year before appointment to such committee to receive an Option under the Plan, except the Board may not delegate the powers set forth in
Section 11, 13(a), or 14 hereof or powers which, under applicable law, are nondelegable.

                  (c) No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Option under it, including, without limitation, adjustments pursuant to Section 11. In making determinations under the Plan, the Board or the Committee may obtain and may rely upon the advice of independent counsel and accountants and other advisors to the Company. No member of the Board or the Committee, nor an officer of the Company shall be liable for any such action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder.

         5.       PARTICIPATION.

         Options shall be granted to each Non-Employee Director exclusively in accordance with the provisions set forth in Sections 6, 7, 8 and 9 hereof.

         6.       AUTOMATIC OPTION GRANTS.

                  (a) Whenever any person shall become a Non-Employee Director, there shall be granted automatically (without any action by the Administrator) a Stock Option (the Date of Grant of which shall be the date such person shall have become a Non-Employee Director) to such person to purchase 3,000 shares of Common Stock (subject to adjustment pursuant to Section 11 hereof).

                  (b) On January 2 (or if January 2 is not a business day, on the next succeeding business day) in each calendar year after 1997 during the term of the Plan, there shall be granted automatically (without any action by the Administrator) a Stock Option (the Date of Grant of which shall be such date in January) to each Non-Employee Director then in office to purchase 3,000 shares of Common Stock (subject to adjustment pursuant to Section 11 hereof).

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                                  EXHIBIT 4.4

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         7.       DEFERRED FEES.

                  (a) Basic Grants. Subject to Section 14 hereof, and on the Date of Grant specified in Section 7(c) below, Stock Options shall be granted automatically (without any action by the Administrator) each calendar year during the term of this Plan (a "Plan Year") to each Non-Employee Director on such Date of Grant. Each grant of a Stock Option under this Section 6(a) (a "Basic Grant") shall be in lieu of payment by the Company of twenty-five percent (25%) of any Annual Retainer to which the Non-employee Director would otherwise be entitled for the Plan Year for which the grant is made.

                  (b) Elective Grants. Subject to Section 14 hereof, and on the Date of Grant specified in Section 7(c) below, Stock Options shall be granted automatically (without any action by the Administrator) each Plan Year to each Non-Employee Director on such Date of Grant that has irrevocably elected, in accordance with Section 7(d), to receive a grant of Stock Options in lieu of payment by the Company of any Annual Retainer to which the Non-Employee Director would otherwise be entitled for the Plan Year for which the grant is made.

                  (c) Date of Grant. The Date of Grant of each Stock Option granted under this Section 7 shall be January 2 or, if January 2 is not a business day, on the next succeeding business day in each Plan Year.

                  (d) Manner of Election. Any Non-Employee Director wishing to make such an irrevocable election pursuant to Section 7(b) hereof shall file such election with the Secretary of the Company on or before such date as the Company or its counsel determines is necessary to comply with applicable laws and regulations. Such election shall specify the percentage of Annual Retainer in lieu of which he or she wishes to receive a grant of Stock Options under
Section 7(b) hereof. All such elections, including the percentage, if any, of Annual Retainer specified therein, shall be irrevocable for the remaining portion of the Non-Employee Director's term to the extent such irrevocability is necessary, in the opinion of the Company and its counsel, to comply with applicable laws and regulations.

                  (e)      Option Formula. Subject to adjustment pursuant to
Section 11 hereof, the number of shares of Common Stock subject to any Stock Option granted to a Non-Employee Director pursuant to this Section 7 shall be equal to the nearest number of whole shares determined in accordance with the following formula:

          Annual Retainer or percentage thereof = Number of Shares
          -------------------------------------
             50% of Fair Market Value

         "Annual Retainer" means the amount of fixed fees to which the Non-Employee Director of the Company would otherwise be entitled for serving as a director of the Company in the relevant Plan Year, assuming no change in such compensation from that in effect as of the date in January on which the Stock Option is granted, and shall not include fees for attendance at meetings of the Board or any committee of the Board or for any other services to be provided to the Company. Fair Market Value shall be determined as of the Date of Grant.

         8.       GRANTS TO DESIGNATED COMMITTEE MEMBERS.

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                                  EXHIBIT 4.4

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         Each Non-Employee Director that is a member of a Designated Committee shall, in lieu of attendance or other cash fees from the Company for participation on such Committee, automatically (without any action by the Administrator) be granted, on the date of each meeting of the Designated Committee attended by such Non-Employee Director, a Discount Option to purchase 1,000 shares of Common Stock. The Date of Grant of each such Stock Option shall be the date of each such meeting so attended.

         "Designated Committee" shall mean any committee of the Board that has been designated by resolution of the Board as (a) demanding an extraordinary commitment of time, attention and efforts by its members and (B) whose members, by participating thereon, agree to forego any attendance or other cash fee for participating on the committee.

         "Discount Option" shall mean an Option granted under this Plan that has an exercise price less than the aggregate Fair Market Value of the Common Stock subject to such Option on the Date of Grant of such Option, but not less than the aggregate par value of such shares.

         9.       DISCRETIONARY OPTIONS.

         The Board at its discretion may, at any time and on a one-time basis, grant to each Non-Employee Director an Option (a "Discretionary Option") to purchase up to 10,000 shares of Common Stock. The Board in its discretion may grant Discretionary Options in lieu of an equivalent number of future Stock Options that would otherwise have been granted under Section 6(b) hereof provided that such condition is stated in the Option Agreement. The Date of Grant of each such Stock Option shall be the date of the approval by the Board of the grant of such Option.

         10.      TERMS AND CONDITIONS OF STOCK OPTIONS.

                  (a) Purchase Price. The purchase price of Common Stock under each Stock Option granted under Section 6, 8 or 9 equal to the Fair Market Value of the Common Stock on the Date of Grant. The purchase price per share of Common Stock under each Stock Option granted under Section 7 will be equal to 50% of the Fair Market Value of the Common Stock on the Date of Grant.

                  (b) Exercise Period. Subject to Section 14 hereof, Stock Options may be exercised from time to time in accordance with the terms of the applicable Option Agreement and this Section 10. No Stock Option granted pursuant to Section 6 or 9 hereof shall be exercised prior to the first anniversary of its Date of Grant. No Option granted pursuant to Section 7 hereof shall be exercised prior to six months after its Date of Grant. No Option granted pursuant to Section 8 shall be exercised prior to its Date of Grant. Notwithstanding anything to the contrary in the Plan or any Option Agreement hereunder, no Option granted hereunder shall be exercised after ten years and one month from its Date of Grant.

                  (c) Payment of Purchase Price. Upon the exercise of a Stock Option, the purchase price will be payable in full in cash or its equivalent acceptable to the Company. In the discretion of the Administrator, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock or a combination of cash and such shares equal in value to the exercise price. Any shares so assigned and delivered to the Company in payment or

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                                  EXHIBIT 4.4

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partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

                  (d) No Fractional Shares. No fractional shares will be issued pursuant to the exercise of a Stock Option nor will any cash payments be made in lieu of fractional shares.

                  (e) Exercisability. Except as provided in the Option Agreement for any Option granted hereunder or subsection (f) or (g) hereof, a Participant may not, until the end of the second year after the Date of Grant of an Option granted under Section 6 or 9 hereof, or until the end of the first year after the Date of Grant of an Option granted under Section 7 hereof, purchase by exercise of such Option an aggregate of more than 50% of the total number of shares subject to such Option. At any time on or after the second anniversary of such Date of Grant with respect to Options granted under Section 6 or 9 hereof or the first anniversary of the Date of Grant with respect to Options granted under Section 7 hereof until such Option expires or terminates, a Participant may purchase all or any part of the shares that he theretofore failed to purchase under such Option Agreement.

                  (f) Termination of Directorship. If a Participant's services as a member of the Board terminate by reason of death, Disability or Normal Board Retirement, an Option granted hereunder held by such Participant shall be automatically accelerated with respect to its exercisability and shall become immediately exercisable in full for the remaining number of shares of Common Stock subject to such Option for three years after the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate; provided, however, that if a Participant dies or suffers a Disability during said three-year period after Normal Board Retirement such Option shall remain exercisable in full for a period of three years after the date of such death or Disability or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate. If a Participant's services as a member of the Board terminate for any other reason, any portion of an Option granted hereunder held by such Participant which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term of such Option, whichever period is shorter, and thereafter such Option shall terminate provided, however, that if a participant dies or suffers a Disability during such three-month period, such Option may be exercised for a period of one year after the date of such Participant's death or Disability or until the expiration of the stated term of such Option, whichever period is shorter, in accordance with its terms, but only to the extent exercisable on the date of the Participant's death or Disability.

                  (g) Change in Control. Notwithstanding any other provisions of the Plan, upon any Change in Control (as hereinafter defined in this Section 10) the unexercised portion of a Stock Option granted hereunder shall be automatically accelerated with respect to its exercisability and shall become immediately exercisable in full during the remainder of its term without regard to any limitations of time or amount otherwise contained in the Plan. The term "Change in Control" shall mean

                           (i)      any person (as such term is used in Sections
3(a)(9) and 13(d)(3) of the Exchange Act) becomes the beneficial owner (as such term is used in Section 13(d)(1) of the

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                                  EXHIBIT 4.4

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Exchange Act) directly or indirectly of securities representing at least 25% of the combined voting power of the then outstanding securities of the Company; or

                           (ii)     during any period of thirty-six (36)
consecutive months (whether commencing before or after the effective date of this Plan), individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director was approved by a vote of a least two-thirds of the directors then still in office who were directors at the beginning of the period; or

                           (iii)    any merger, consolidation, combination,
reorganization, sale, lease or exchange or issuance or delivery of stock or other securities, or reverse stock split, exchange, liquidation or dissolution of the Company (hereinafter called a "Transaction"), or the approval by the stockholders of the Company (or if such stockholder approval is not required, the approval by the Board) of a Transaction; or

                           (iv)     the approval by the stockholders of the
Company of any plan or proposal for the Company to be Acquired (as defined below) or for the liquidation or dissolution of the Company.

         For purposes of this Section 10, the Company shall be considered to be "Acquired" only if the owners of its voting securities immediately prior to the effective date of any transaction referred to in Section 11(b) below will not own immediately thereafter, as a result of having owned such voting securities, securities representing a majority of the combined voting power of the then outstanding securities of the Company or the entity that then owns, directly or indirectly, the Company or all or substantially all its assets.

         11.      ADJUSTMENT PROVISIONS.

                  (a) Subject to Section 11(b), if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares or other securities provided in Section 3(a),
(ii) the number and kind of shares or other securities subject to the then-outstanding Stock Options, (iii) the price for each share or other unit of any other securities subject to then-outstanding Stock Options without change in the aggregate purchase price or value as to which such Stock Options remain exercisable and (iv) the number, kind and price of shares or other securities to be granted pursuant to Section 6, 7, 8 and 9 hereof.

                  (b) Notwithstanding the provisions of Section 11(a) and subject to the provisions of Section 10(g) hereof, upon dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or as a result of which the outstanding Common Stock is converted into or exchanged for cash or securities of another issuer or both, or upon the sale of all or substantially all the assets of the Company, all

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                                  EXHIBIT 4.4

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restrictions applicable to the exercise of outstanding Stock Options shall continue in full force and effect and provision shall be made in connection with such transaction for the continuance of the Plan and the assumption of the outstanding Stock Options by or the substitution for such Stock Options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof or the Company, with appropriate and proportionate adjustment in (i) the number and kind of shares or other securities or cash or other property subject to such Stock Options and (ii) the price for each share or other unit of any other securities or cash or other property subject to such Stock Options without change in the aggregate purchase price or value as to which such Stock Options remain exercisable; provided, however, that if no public market exists for the Common Stock or the other securities or property which would be subject to such Stock Options after consummation of such transaction, such Stock Options shall be converted into the right to receive, upon exercise thereof, an amount of each equal to the amount determined by the Administrator to be the fair market value on the effective date of such transaction of the stock, other securities, cash and other property that a share of Common Stock is entitled to receive, or into which it is converted, pursuant to such transaction.

                  (c) Adjustments under Sections 11(a) and 11(b) will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive in the absence of manifest error or arbitrary action. No fractional interest will be issued under the Plan on account of any such adjustments.

         12.      GENERAL PROVISIONS.

                  (a) The grant of any Stock Option under the Plan may also be subject to such other provisions (whether or not applicable to the Stock Option awarded to any other Participant) as the Administrator determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, provisions to comply with Federal and state securities laws and Federal and state income tax withholding requirements and to such approvals by any regulatory or governmental agency which may be necessary or advisable in connection therewith.

         In connection with the administration of the Plan or the grant of any Award, the Administrator may impose such further limitations or conditions as in its opinion may be required or advisable to satisfy, or secure the benefits of, applicable regulatory requirements (including those rules promulgated under Section 16 of the Exchange Act or those rules that facilitate exemption from or compliance with the Act or the Exchange Act), the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares.

                  (b) No person shall be entitled to the privileges of stock ownership in respect of shares of stock which are subject to Options hereunder until such person shall have become the holder of record of such shares.

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                                  EXHIBIT 4.4

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                  (c)      No fewer than fifty shares may be purchased at one
time pursuant to any Stock Option unless the number purchased is the total number at the time available for purchase under the Stock Option.

                  (d) Options shall not be transferable by the Participants other than by will or the laws of descent and distribution, and during the lifetime of a Participant shall be exercisable only by such Participant, except that to the extent permitted by applicable law, and Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, the Administrator may permit a Participant to designate in writing during his lifetime a beneficiary to receive and exercise Options in the event of such Participant's death. Following the death of a Participant, Options held by such Participant shall be exercisable, in accordance with their terms, by such designated beneficiary or, if no such beneficiary has been designated, by the Participant's estate or by the person or persons who acquire the right to exercise it by bequest or inheritance. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, an Option granted hereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no rights to the purported transferee, and shall at the sole discretion of the Administrator result in forfeiture of such Option with respect to the shares involved in such attempt.

                  (e) The Plan and all Stock Options granted under the Plan and the documents evidencing Stock Options shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         13.      AMENDMENT AND TERMINATION.

                  (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the stockholders of the Company, except as provided in
Section 11 of the Plan:

                           (i)      Change the class of persons eligible to
receive Stock Options under the Plan; or

                           (ii)     Increase the number of shares of Common
Stock subject to the Plan.

                  (b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Stock Option previously granted under the Plan.

         14.      EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

         This Plan will become effective upon the adoption by the Board subject to approval by the holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders of the Company held after such Board adoption. Any Options granted hereunder prior to approval of the Plan by the stockholders shall be granted subject to such approval and may not be exercised or realized, nor may Common Stock be irrevocably transferred to any Participant, until and unless such approval has occurred and the provisions of Section 12(a) have been satisfied. Unless previously terminated, the Plan will terminate ten years

                                       16

                                  EXHIBIT 4.4

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and one month after adoption by the Board, but such termination shall not affect any Stock Option previously made or granted.

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                                  EXHIBIT 4.4